EXHIBIT 32.1

                      CERTIFICATION OF 10-Q REPORT
                                   OF
                        SCOTT'S LIQUID GOLD-INC.

                     FOR THE QUARTER JUNE 30, 2005

1. The undersigned are the Chief Executive Officer and the Chief Financial Officer of Scott's Liquid Gold-Inc. ("Scott's Liquid Gold"). This Certification is made pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. This Certification accompanies the
10-Q Report of Scott's Liquid Gold for the quarter ended June 30, 2005.

2. We certify that such 10-Q Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such 10-Q Report fairly presents, in all material respects, the financial condition and results of operations of Scott's Liquid Gold.

This Certification is executed as of August 10, 2005.


/s/ Mark E. Goldstein
-----------------------------------
Mark E. Goldstein
President, Chief Executive Officer
 and Chairman of the Board
Principal Executive Officer


/s/ Jeffry B. Johnson
-----------------------------------
Jeffry B. Johnson
Treasurer and Chief Financial Officer
Principal Financial Officer